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                                                                    EXHIBIT 5.2

                        NATIONAL FINANCIAL PARTNERS CORP.
                         787 Seventh Avenue, 49th Floor
                            New York, New York 10019

                                                              September 15, 2003
National Financial Partners Corp.
787 Seventh Avenue, 49th Floor
New York, New York 10019

                   Re:  National Financial Partners Corp.
                        Registration Statement on Form S-1
                        (File No. 333-105104)
                        ----------------------------------

Dear Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of National Financial Partners Corp., a Delaware corporation (the "Company"), and as such have acted as counsel in connection with the initial public offering (the "Initial Public Offering") by the Company of up to 4,278,776 shares (including 778,776 shares subject to an over-allotment option) (the "Primary Shares") and the sale by certain selling shareholders (the "Selling Shareholders") of up to 6,148,249 shares (including 581,271 shares subject to an over-allotment option) (the "Secondary Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"). In connection with the opinion set forth herein, I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of each of (i) the Registration Statement on Form S-1 (File No. 333-105104) as filed with the Securities and Exchange Commission (the "Commission") on May 9, 2003 under the Securities Act of 1933, as amended (the "Act"); (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on August 8, 2003 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 21, 2003 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on August 29, 2003 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (vi) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (vii) the By-Laws of the Company, as amended to date; (viii) resolutions of the Board of Directors of the Company, relating to the original issuance and sale of the Secondary Shares and related matters; and (ix) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me

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as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, I have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

     Based on the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as Exhibit 5.2 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Robert I. Kleinberg

                                          Robert I. Kleinberg

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